Calculation of Filing Fee Tables
S-1
MetaVia Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Units, each unit consisting of (i) one share of Common Stock, par value $0.001 per share, (ii) 1.5 Series C Common Warrants to purchase one share of Common Stock, and (iii) 1.5 Series D Common Warrants to purchase one share of Common Stock	457(o)			$ 8,625,000.00	0.0001381	$ 1,191.11
Fees to be Paid		Equity	Class B Units, each unit consisting of (i) one pre-funded warrant to purchase one share of Common Stock, (ii) 1.5 Series C Common Warrants and (iii) 1.5 Series D Common Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Common Stock included in the Class A Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Series C Common Warrants included in the Class A and Class B Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Series D Common Warrants included in the Class A and Class B Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	Pre-Funded Warrants included in the Class B Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Equity	Shares of Common Stock issuable upon exercise of Pre-Funded Warrants, Series C Common Warrants, and Series D Common Warrants	457(o)			$ 25,875,000.00	0.0001381	$ 3,573.34
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 34,500,000.00		$ 4,764.45
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 4,764.44
			Net Fee Due:						$ 0.01
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover an indeterminate number of shares of Common Stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions. Includes the price of additional shares of Common Stock, Series C Common Warrants and Series D Common Warrants that may be issued upon exercise of the over-allotment option granted to the underwriters to cover over-allotments, if any. The proposed maximum aggregate offering price of the Class A Units will be reduced on a dollar-for-dollar basis based on the offering price of any Class B Units issued in the offering, and the proposed maximum aggregate offering price of the Class B Units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Class A Units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Class A Units and Class B Units (including the Common Stock issuable upon exercise of the Pre-Funded Warrants contained in the Class B Units), if any, is $8,625,000.00. On January 5, 2025, the Registrant paid a registration fee of $4,764.44 in connection with the initial filing of the Registration Statement. In accordance with the Instruction, the Registrant is permitted to recalculate the total filing fee due for the Registration Statement in its entirety and claim an offset pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid in connection with the Registration Statement. The offset claimed is listed under "Total Fees Previously Paid."

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1. Each Pre-Funded Warrant is exercisable for one share of Common Stock, and each 1.5 Series C Common Warrant and Series D Common Warrant is exercisable for 1.5 shares of Common Stock. Accordingly, the proposed maximum aggregate offering price of the shares of Common Stock underlying the Pre-Funded Warrants, Series C Common Warrants and Series D Common Warrants $25,875,000.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-292581	01/05/2026		$ 4,764.44
Fee Offset Sources		MetaVia Inc.	S-1	333-292581		01/05/2026						$ 4,764.44
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	On January 5, 2025, the Registrant paid a registration fee of $4,764.44 in connection with the initial filing of the Registration Statement. In accordance with the Instruction, the Registrant is permitted to recalculate the total filing fee due for the Registration Statement in its entirety and claim an offset pursuant to Rule 457(b) under the Securities Act in the amount of the filing fee previously paid in connection with the Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A